UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2017

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd, Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On January 19, 2017, the Board of Directors of CymaBay Therapeutics, Inc. took the following compensation actions with respect to CymaBay’s following executive officers (collectively, the “Officers”):

2016 Officer Bonuses

Approved the 2016 cash bonuses for the Officers based on CymaBay’s performance as against targets established by the CymaBay’s Board of Directors for the calendar year 2016:

Executive Officer	Title	Bonus

Harold Van Wart	President and Chief Executive Officer	$260,075

Sujal Shah	Chief Financial Officer	$121,023

Charles McWherter	Senior Vice President and Chief Scientific Officer	$136,125

2017 Salaries

Approved the 2017 salaries for the Officers, to be effective January 1, 2017, as follows:

Executive Officer	Title	2017 Salary

Harold Van Wart	President and Chief Executive Officer	$530,553

Sujal Shah	Chief Financial Officer	$352,696

Charles McWherter	Senior Vice President and Chief Scientific Officer	$367,563

2017 Target Bonuses

Approved the 2017 target bonuses for the Officers, as follows:

Executive Officer	Title	Percentage of 2017 Salary

Harold Van Wart	President and Chief Executive Officer	50%

Sujal Shah	Chief Financial Officer	35%

Charles McWherter	Senior Vice President and Chief Scientific Officer	35%

Actual 2017 bonuses will be determined based on corporate and individual performance measured against target goals yet to be established.

Option Grants

Approved stock option grants under CymaBay’s 2013 Equity Incentive Plan to the following Officers:

Executive Officer	Title	Shares subject to Option

Harold Van Wart	President and Chief Executive Officer	200,000

Sujal Shah	Chief Financial Officer	100,000

Charles McWherter	Senior Vice President and Chief Scientific Officer	100,000

The options have an exercise price of $1.72 per share and vest over a four-year period, with one-quarter of the shares subject to the option vesting on the first anniversary of the grant date of January 19, 2017, and the remaining three-quarter of the shares subject to the options vesting ratably on a monthly basis over the following thirty-six (36) months thereafter provided such officer is continuing to provide services to CymaBay on such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	Chief Financial Officer

Dated: January 23, 2017